                                  EXHIBIT 10.5

                           LOAN MODIFICATION AGREEMENT


        This Loan Modification Agreement is entered into as of March 30, 2001, by and between iManage, Inc. (the "Borrower") and Silicon Valley Bank ("Bank").

DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated March 31, 1999, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Revolving Commitment in the original principal amount of Five Million Dollars ($5,000,000). The Loan Agreement has been modified pursuant to a Loan Modification Agreement dated March 29, 2000, pursuant to which, among other things, the principal amount of the Revolving Commitment was decreased to Three Million Dollars ($3,000,000). The Loan Agreement was further modified pursuant to a Loan Modification Agreement dated September 25, 2000, pursuant to which, among other things, the principal amount of the Revolving Commitment was increased to Four Million Dollars ($4,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents." Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

3. DESCRIPTION OF CHANGE IN TERMS.

        A. Modification(s) to Loan Agreement.

                1. The following defined term set forth in Section 1.1 entitled "Definitions" is hereby amended to read as follows:

                        "Revolving Maturity Date" March 30, 2002.

                2. Section 6.10 entitled "Cash Losses" is hereby amended to read as follows:

                        Borrower shall not have an Adjusted Net Loss (as defined therein) in any fiscal quarter greater than:

                             $5,500,000 for the quarter ended March 31, 2001; $5,000,000 for the quarter ended June 30, 2001; $4,500,000 for the quarter ended September 30, 2001; $1,500,000 for the quarter ended December 31, 2001; and $1,000,000 for the quarter ended March 31, 2002, and thereafter


4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay Bank a fee in the amount of Twenty Thousand Dollars ($20,000.00) ("Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

        This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                   BANK:

IMANAGE, INC.                               SILICON VALLEY BANK


By:      /s/ Mark A. Culhane                By:       /s/ Chris Stedman
   ---------------------------------           ---------------------------------
Name:  Mark A. Culhane                      Name:  Chris Stedman
     -------------------------------             -------------------------------
Title:  CFO                                 Title:  VP
      ------------------------------              ------------------------------